Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-285290) pertaining to the 2021 Stock Option and Incentive Plan and 2021 Employee Stock Purchase Plan of Marqeta, Inc.,
(2)Registration Statement (Form S-8 No. 333-277478) pertaining to the 2021 Stock Option and Incentive Plan and 2021 Employee Stock Purchase Plan of Marqeta, Inc.,
(3)Registration Statement (Form S-8 No. 333-270134) pertaining to the 2021 Stock Option and Incentive Plan and 2021 Employee Stock Purchase Plan of Marqeta, Inc.,
(4)Registration Statement (Form S-8 No. 333-263489) pertaining to the 2021 Stock Option and Incentive Plan and the 2021 Employee Stock Purchase Plan of Marqeta, Inc., and
(5)Registration Statement (Form S-8 No. 333-256914) pertaining to the Amended and Restated 2011 Equity Incentive Plan, as amended, the 2021 Stock Option and Incentive Plan, and the 2021 Employee Stock Purchase Plan of Marqeta, Inc.;
of our report dated February 28, 2024, except for Note 17, as to which the date is February 26, 2025, with respect to the consolidated financial statements of Marqeta, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Mateo, California
February 24, 2026